                                                                            Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration Statement on Form S-8 (No. 333-37210) of Old Republic International  Corporation of our report dated June 12, 2006  relating to the  statement of net assets available for benefits of The Republic Mortgage  Insurance  Company and Affiliated  Companies  Profit Sharing Plan as of December 31, 2005, which appears in this Form 11-K.

                                                        /s/ PricewaterhouseCoopers LLC

Charlotte, North Carolina
June 28, 2007